EXHIBIT 10.16
SALE OF LLC INTEREST AGREEMENT

This Agreement is entered this the 18th day of September 2013, by and between _____________, and individual residing in Longview in the State of Washington, hereinafter referred to as Seller, and MEDISTEM, INC., hereinafter referred to as Purchaser.

WITNESSETH:

WHEREAS, the Seller hereto desires that Seller’s interest in Unicell Bio International, a Delaware Limited Liability Corporation and hereinafter referred to as LLC, be sold to Purchaser pursuant to this Agreement on the date and at the time provided for herein on September 18, 2013 (the "Effective Date"); and

WHEREAS, the parties hereto desire to set forth certain representations, warranties, and covenants made by each to the other as an inducement to the consummation of the sale and certain additional agreements related to the sale;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

1.1	Subject to the terms and conditions set forth herein, the closing of this sale of LLC interest shall be held on the Effective Date.

1.2	The Seller shall sell of Seller’s interest in said LLC interest for a total purchase price of one dollar ($1.00), consisting of one dollar ($1.00) in cash.

1.3	The Seller shall tender to Purchaser at the closing a fully executed bill of sale for the interest being transferred.

1.4	The Purchaser shall deliver one dollar ($1.00) at the time of executing this agreement.

ARTICLE II

2.1	1Seller represents and warrants to Purchaser that as of the date hereof and on the Effective Date (all representations and warranties being joint and several):

(a)	To the best of Seller’s knowledge and belief, the LLC has no mortgages, pledges, liens, conditional sales agreement, encumbrance, or charge.

(b)	To the best of Seller’s knowledge and believe, LLC holds an eighty two percent (82%) interest in ERCell, OO, a Limited Liability Corporation based in Moscow, Russia.

ARTICLE III

3.1	At or before the Closing Date:

(a)	The Seller's Members (or Seller and the other Members of the LLC if Seller is not the LLC itself) will cause Seller (or LLC if Seller is not the LLC itself) to:

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(1)	Carry on its business substantially as it has heretofore and not introduce any materially new method of management, operation or accounting;

(2)	Perform all material obligations under agreements, which relate to or affect its assets, properties, and rights,

(3)
Use its best efforts to maintain and preserve its business organization intact, retain its present employees, and maintain its relationships with suppliers, customers, and others having business relations with them;

(4)	Maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted; and

(b)
The Members will not permit the Seller (or if the LLC itself is not the Seller: The Seller and the other Members of the LLC will not permit the LLC), without the prior written consent of the Purchaser, to:

(1)	Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

(2)	Create, assume, or permit to exist any mortgage, pledge, or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

(3)	Increase the compensation payable or to become payable to any Member, employee, or agent, or make any bonus payment to any such person; or

(4)	Sell, assign, lease, or otherwise transfer or dispose of any property or equipment except in the normal course of business.

ARTICLE IV

4.1	The Sellers obligations hereunder are, at its option, subject to the satisfaction of the following condition on or prior to the Effective Date:

(1)
If Purchaser is a corporation, the Seller shall have received a copy of the resolutions authorizing the execution, delivery, and performance of this Agreement by Purchaser certified by the Secretary of Purchaser to have been adopted by Purchasers Board of Directors and to be in full force and effect as of the Effective Date.

ARTICLE V

5.1
The parties hereto shall deliver or cause to be delivered on the Effective Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as may reasonably be requested for the purpose of carrying out this Agreement. Seller will cooperate and use its best efforts to have the present Members and employees of Seller (or LLC if the LLC itself is not the Seller) cooperate on and after the Effective Date in furnishing information, evidence, testimony, and other assistance in connection with any actions, proceedings, arrangements, or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Date.

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5.2
This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties and supersede any prior agreement and/or understanding relating to the subject matter of this Agreement. This Agreement may only be modified or amended by a duly authorized written instrument executed by the parties hereto.

5.3
This Agreement may be executed simultaneously in two or more counterparts. Each counterpart shall be deemed an original, and all of the counterparts together shall constitute but one and the same instrument.

5.4	Any notice or communication required or permitted hereunder shall be sufficiently given if sent by certified or registered mail, postage prepaid, with return receipt requested:

a.	To Purchaser at:

Medistem, Inc.
9255 Towne Centre Drive, Suite 450
San Diego, CA 92121

b.	To Seller at:

Address on record.

5.5
All warranties, covenants, representations, and guarantees shall survive the closing and execution of the documents contemplated by this Agreement. In executing and carrying out the provisions of this Agreement, the parties hereto are relying solely on the representations, warranties, and agreements contained in this Agreement or in any writing delivered pursuant to its provisions or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise, or information, written or oral, made by any person other than as specifically set forth herein or therein.

5.6	This Agreement shall be construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:	SELLER:

/s/
By: Alan J. Lewis, Chief Executive Officer	By:

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